UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2007 (the “Form 8-K”) in response to its discussions with the Staff of the SEC regarding Item 4.01 of the Form 8-K and a comment letter issued by the SEC dated April 5, 2007 asking the Registrant to clarify the disclosures in Items 5.02 and 5.03 of the Form 8-K.

The disclosure in Item 4.01 of the Form 8-K is deleted in its entirety. No disclosure was required to be made in respect of this item as the Registrant had previously disclosed the relevant information in a Current Report on Form 8-K filed with the SEC on April 6, 2006.

The disclosure in Items 5.02 and 5.03 of the Form 8-K are revised as set forth below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the first paragraph under Item 5.02, the last sentence is deleted in its entirety and replaced with the following:

“At a meeting of the new Board, which was held on March 29, 2007 immediately after the conclusion of the Annual Meeting and which was attended solely by the new Board, legal counsel to the Registrant and certain employees of the Registrant and of ZelnickMedia (the “Board Meeting”), the size of the Board was expanded by one and the newly created vacancy was filled by Grover C. Brown, who had been an independent, incumbent director of the Registrant prior to the Annual Meeting, but who was not re-elected at the Annual Meeting.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The first sentence under Item 5.03 is deleted in its entirety and replaced with the following:

“At the Board Meeting, pursuant to the authority granted to the Board by the certificate of incorporation and by-laws of the Registrant, the Board approved the adoption of the amended and restated by-laws of the Registrant (the “By-laws”), a copy of which is filed as Exhibit 99.3 hereto and which is incorporated herein by reference.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Seth D. Krauss
Name: Seth D. Krauss Title: Executive Vice President and General Counsel

Date: April 25, 2007